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                                                                 EXHIBIT 10(k)-2



                                AMENDMENT NO. 1

                                      TO

                                PP&L RESOURCES

                          INCENTIVE COMPENSATION PLAN

    WHEREAS, PP&L Resources, Inc. ("Resources") has adopted the PP&L Resources Incentive Compensation Plan ("Plan") effective January 1, 1987; and

    WHEREAS, the Plan was amended and restated effective January 1, 1999; and

    WHEREAS, Resources desires to further amend the Plan;

    NOW, THEREFORE, the Plan is hereby amended as follows:

I.  Effective January 1, 1999, the following sections are amended to read:

SECTION 3.  EFFECTIVE DATE AND DURATION.

        Upon the approval of the predecessor plan by the holders of a majority of the shares of 4 1/2% Preferred Stock, Series Preferred Stock, Preference Stock and Common Stock of PP&L, Inc. present (either in person or by proxy) at the 1987 Annual Meeting of shareowners, the predecessor plan became effective on January 1, 1987. This Plan as amended and restated shall become effective as of January 1, 1999 upon the approval of the Plan by the holders of a majority of the shares of Resources Common Stock present (either in person or by proxy) at the 1999 Annual Meeting of Shareowners. Awards of Incentive Stock Options may be made under the Plan for a period of ten years after January 1, 1999. This Plan shall continue in effect until all matters relating to the payment of Awards and the administration of the Plan have been settled.

SECTION 5.  GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED.

        The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that: (i) subject to any adjustment pursuant to
Section 10G and any limitation pursuant to Section 10H, the maximum number of shares of Common Stock subject to Awards (including Incentive Stock Options) shall not exceed annually 2% of the outstanding Common Stock of Resources on the first day of each calendar year commencing on and after January 1, 1999; (ii) the maximum number of Options awarded to any single Eligible Employee in any calendar year shall not exceed 1.5 million shares; provided that any portion of such maximum number of shares that has not been granted may be carried over and used in any subsequent year; (iii) to the extent that an Award lapses or is forfeited or the rights of the Participant to whom an Award was granted terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iv) shares delivered under the Plan may

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be authorized and unissued Common Stock, Common Stock held in the treasury of
Resources or Common Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

SECTION 10.  MISCELLANEOUS PROVISIONS.

     H. New York Stock Exchange Requirements. In accordance with the requirements of the New York Stock Exchange (the "NYSE") for the listing of newly issued shares of Common Stock subject to Awards, the Committee may not grant Awards under the Plan to the extent that the aggregate number of shares subject to Awards granted after approval of the Plan at the 1999 Annual Meeting of shareowners of Resources would exceed 5% of the outstanding Common Stock of Resources on the date of such Annual Meeting, unless the issuance of the shares of Common Stock subject to any such additional Awards has been approved by the shareowners of Resources to the extent required by the rules of the NYSE.

SECTION 11.  OTHER STOCK-BASED AWARDS

    (a)  Generally.  The Committee, in its sole discretion, may grant awards of
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Common Stock, awards of restricted shares and awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Common Stock ("Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value of such Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the amount of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

    (b)  Performance-Based Awards.  Notwithstanding anything to the contrary
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herein, certain Other Stock-Based Awards granted under this Section 11 may be granted in a manner which is deductible by Resources under Section 162(m) of the Code (or any successor section thereto)("Performance-Based Awards"). A Participant's Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share;
(v) book value per share; (vi) return on stockholders' equity; (vii) expense management; (viii) return on investment before or after

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the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales;
(xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xix) return on assets; and (xx) independent industry ratings or assessments. The foregoing criteria may relate to Resources, one or more of its subsidiaries or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. The maximum amount of a Performance-Based Award to any Participant with respect to a fiscal year of Resources shall be 1.5 million shares; provided that any portion of such maximum number of shares that has not been granted may be carried over and used in any subsequent year. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however,
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that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code, elect to defer payment of a Performance-Based Award.

II. Except as provided for in this Amendment No. 1, all other provisions of the Plan shall remain in full force and effect.

     IN WITNESS WHEREOF, this Amendment No. 1 is executed this ____ day of _____________, 1999.
                                       PP&L RESOURCES, INC.


                                       By:_____________________________________
                                           John M. Chappelear
                                           Vice President-Investments & Pension

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